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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2001


                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
                -----------------------------------------------
           (Exact names of registrants as specified in their charters)


         DELAWARE                    001-15843                  13-3989167
           TEXAS                     333-48279                  74-1282680
------------------------------     -------------            --------------------
(States or other jurisdictions     (Commission                 (IRS Employer
      of incorporation)            File Numbers)            Identification Nos.)


          4440 BRITTMOORE ROAD, HOUSTON, TEXAS             77041
     ---------------------------------------------   ------------------
        (Address of principal executive offices)         (Zip Code)

                                 (713) 335-7000
                           ---------------------------
              (Registrants' telephone number, including area code)


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Item 5.  Other Events

         Completion of Public Offering of Shares. On July 3, 2001, Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), completed the public offering (the "Offering") of 1,333,333 shares of its common stock, par value $0.01 per share, together with 2,666,667 shares of the Company's common stock sold by certain selling stockholders, including Castle Harlan Partners III, L.P. and its affiliates. The shares were sold in the Offering at a price of $28.50 per share, and the Offering provided the Company with net proceeds (after deducting underwriting discounts and commissions) of approximately $36.1 million. The Company used the proceeds to fund the cash portion of the purchase price in its acquisition of KCI, Inc., to repay a portion of KCI's indebtedness concurrently with the acquisition, as described below and to partially fund the cash portion of the purchase price in its acquisition of Louisiana Compressor Maintenance, Inc. as described below. Following the Offering, Castle Harlan owned or had voting control over approximately 6% of the Company's outstanding common stock.

         Pursuant to the indenture governing the 9 7/8% senior discount notes due 2008 of Universal Compression, Inc. ("UCI"), a wholly owned subsidiary of the Company, the holders of the notes have the right to require UCI to repurchase the notes as a result of the consummation of the Offering as Castle Harlan's ownership of less than 20% of the Company's common stock constituted a change of control under the indenture. As of June 30, 2001, UCI had approximately $206 million aggregate principal amount outstanding under 9 7/8% senior discount notes. The Company expects to finance any repurchases of the 9 7/8% senior discount notes through its revolving credit facility or its operating lease facilities.

         Completion of the Acquisition of KCI, Inc. On July 11, 2001, the Company completed its acquisition of KCI, Inc., a Tulsa, Oklahoma-based fabricator of large horsepower compressors ("KCI"). Under the terms of the purchase agreement, the Company acquired KCI for approximately $26.3 million in cash and 694,927 shares of the Company's common stock. In addition, the Company incurred costs and assumed other liabilities related to the transaction of approximately $6 million. Concurrently with the acquisition, the Company repaid substantially all of KCI's approximately $51 million of indebtedness. In order to fund the acquisition the Company used approximately $50 million of the availability under its revolver and $27.3 million of the funds received from the public offering of its stock.

         In connection with the acquisition and the issuance of shares of common stock in the acquisition, the Company entered into registration rights agreements, which provide certain demand and piggyback registration rights to the former holders of the common stock of KCI and the partnership interests of KCI Compression Company, L.P. Under the terms of the agreements, the Company has agreed to prepare and file a registration statement to register the resale of the shares of common stock issued in the acquisition. In addition, the former KCI holders may request to have the sale of their shares included in certain registration statements with respect to any proposed public offering by the Company or other holders of the Company's common stock. The former KCI holders have agreed, with exceptions, not to sell or transfer any shares of the Company's common stock until after October 9, 2001, 90 days after the closing of the acquisition.

         Completion of the Acquisition of Louisiana Compressor Maintenance, Inc. On July 13, 2001, the Company completed its acquisition of Louisiana Compressor Maintenance Co., Inc.

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("LCM"). LCM is a Houma, Louisiana based supplier of maintenance, repair, overhaul and upgrade services to the natural gas pipeline and related markets. Under the terms of the purchase agreement, the Company acquired LCM for approximately $26.3 million in cash. In order to fund the acquisition the Company used approximately $25 million of the availability under its revolver and $1.3 million of the funds received from the public offering of its stock.

         Statements about the Company's outlook and all other statements in this Report other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are beyond the Company's control, that could cause its actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact our future performance. Such risks and uncertainties include, but are not limited to, (1) failure to consummate acquisitions or integrate acquired businesses (including LCM, KCI, Weatherford Global, IEW Compression, Inc. and the international operations of Compressor Systems, Inc.) and businesses that we may acquire in the future, (2) conditions in the oil and gas industry, including the demand for natural gas as well as impacts from the price of natural gas and oil, (3) competition among the various providers of contract compression services, (4) changes in safety and environmental regulations pertaining to the production and transportation of natural gas, (5) changes in economic or political conditions in the markets in which the Company operates, (6) introduction of competing technologies by other companies, (7) the ability to retain and grow our customer base, (8) employment workforce factors, including loss of key employees, and (9) liability claims related to the use of the products and services. These factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

      Exhibit No.        Description
      -----------        -----------

         10.1 Registration Rights Agreement dated July 11, 2001, by and among Universal Compression Holdings, Inc. and the former shareholders of KCI, Inc.

         10.2 Registration Rights Agreement dated July 11, 2001, by and among Universal Compression Holdings, Inc., MCNIC Compression GP, Inc. and MCNIC Compression LP, Inc.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                  UNIVERSAL COMPRESSION HOLDINGS, INC.
                                  UNIVERSAL COMPRESSION, INC.
                                  (Registrants)



Date:  July 23, 2001              By:   /s/ Richard W. FitzGerald
                                      ------------------------------------------
                                            Richard W. FitzGerald
                                            Senior Vice President and
                                            Chief Financial Officer



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                                  EXHIBIT INDEX



      Exhibit No.        Description
      -----------        -----------

         10.1 Registration Rights Agreement dated July 11, 2001, by and among Universal Compression Holdings, Inc. and the former shareholders of KCI, Inc.

         10.2 Registration Rights Agreement dated July 11, 2001, by and among Universal Compression Holdings, Inc., MCNIC Compression GP, Inc. and MCNIC Compression LP, Inc.